Exhibit 99.1

MBIA Inc. Reports Fourth Quarter and Full Year 2010 Financial Results

Highlights

  MBIA Inc.’s Adjusted Book Value (ABV), a non-GAAP measure, was $36.81 per share at December 31, 2010 compared with $37.22 per share at September 30, 2010 and $38.94 at December 31, 2009.
  MBIA Inc. recorded net income available to common shareholders of $451 million, or $2.24 per share, for the fourth quarter of 2010, compared with a net loss of $240 million, or $1.16 per share, in the fourth quarter of 2009.
  MBIA Inc.’s adjusted pre-tax loss, a non-GAAP measure, was $311 million in the fourth quarter of 2010 compared with an adjusted pre-tax loss of $541 million in the fourth quarter of 2009.
  During the fourth quarter of 2010, MBIA Insurance Corp. (MBIA Corp.) reached agreements with five counterparties for commutations of transactions including multi-sector CDOs, multi-sector CDO-squareds, structured CMBS pools, commercial real estate CDOs and high-yield corporate CDOs. The agreements eliminated $15.7 billion in gross insured exposure in exchange for one-time payments by MBIA Corp. that were consistent with its aggregate statutory loss reserve for these transactions.

ARMONK, N.Y.--(BUSINESS WIRE)--March 1, 2011--MBIA Inc. (NYSE: MBI) (the Company) today reported Adjusted Book Value (ABV) per share (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) of $36.81 as of December 31, 2010, compared with $37.22 as of September 30, 2010. During the fourth quarter, the Company modified its calculation of ABV as described in the attached Explanation of Non-GAAP Financial Measures. Book value per share was $14.18 as of December 31, 2010.

Net income available to common shareholders for the fourth quarter of 2010 was $451 million, or $2.24 per share, compared with a net loss of $240 million, or $1.16 per share, in the fourth quarter of 2009. Net income in the fourth quarter of 2010 was driven primarily by a $1.1 billion pre-tax unrealized net gain on the fair value of insured derivatives resulting primarily from the reversal of the mark-to-market on commuted transactions.

The adjusted pre-tax loss, a non-GAAP measure (defined in the attached Explanation of Non-GAAP Financial Measures), for the fourth quarter of 2010 was $311 million compared with an adjusted pre-tax loss of $541 million in the fourth quarter of 2009. The Company believes that ABV and adjusted pre-tax income provide investors with additional views of its operating results that management finds useful in measuring financial performance.

“The fourth quarter and full year 2010 represented the thirteenth quarter and fourth year, respectively, in which our company’s results reflected the impact of having insured securitizations primarily consisting of ineligible mortgages,” said MBIA Inc. President and Chief Financial Officer Chuck Chaplin. “Since 2007, we have paid $9.1 billion in gross claims on mortgage securitizations, CDOs and other transactions, demonstrating the value of bond insurance to investors. Investors in uninsured securities in the same general asset classes have sustained substantial cash losses, while those who hold securities wrapped by MBIA Corp. and National Public Finance Guarantee Corp. haven’t suffered a single dollar of loss. This fact provides simple and obvious evidence for the value in uncertain times of the bond insurance we provided. Meanwhile, our insurance companies continue to have adequate resources to meet all expected future claims obligations,” Mr. Chaplin continued. “The commutations and terminations of $15.7 billion of exposure in the fourth quarter improved the balance sheet position of MBIA Corp. and eliminated the volatility associated with the commuted policies, while National has been steadily improving its capital position.

“Importantly, we recently won dismissal of one of the lawsuits challenging the separation of MBIA Corp. and National,” said Mr. Chaplin. “Although the decision is being appealed, we remain confident that in all of the cases challenging our Transformation, the courts will find that the New York State Insurance Department acted properly and within its authority in approving the separation of our companies.”

Full Year 2010 Results

MBIA Inc.’s Adjusted Book Value (ABV) per share was $36.81 as of December 31, 2010, compared with $38.94 as of December 31, 2009. Net income available to common shareholders for the full year 2010 was $53 million, or $0.26 per share, compared with net income of $623 million, or $2.99 per share, for the full year 2009. Net income in 2010 was impacted primarily by a $607 million pre-tax unrealized net loss on the fair value of insured derivatives resulting primarily from a change in the market perception of MBIA Corp.’s credit risk. By contrast, in 2009 the Company recorded a $1.7 billion pre-tax unrealized net gain on the fair value of insured derivatives. The adjusted pre-tax loss for the full year 2010 was $377 million compared with an adjusted pre-tax loss of $877 million in 2009. The adjusted pre-tax loss in 2010 declined relative to 2009 primarily due to lower net investment losses related to other-than-temporary impairments and lower losses on insured exposures.

Fourth Quarter 2010 Segment Results

The following is a summary of book value and ABV per share data as of December 31, 2010 and pre-tax results by segment for the fourth quarter:

		Structured
	U.S. Public	Finance and	Advisory
$ in millions except per share data	Finance	International	Services		Corporate	Wind-down	Consolidated
12/31/10 BV per share	$15.48	$6.17		$0.14	$(4.15)	$(3.46)	$14.18
09/30/10 BV per share	$15.80	$4.97		$0.15	$(1.20)	$(7.16)	$12.56
Change in BV per share	$(0.32)	$1.20	$	(0.01)	$(2.95)	$3.70	$1.62

12/31/10 ABV per share	$23.23	$18.96		$0.14	$(4.14)	$(1.38)	$36.81
09/30/10 ABV per share	$23.17	$20.04		$0.15	$(1.19)	$(4.95)	$37.22
Change in ABV per share	$0.06	$(1.08)	$	(0.01)	$(2.95)	$3.57	$(0.41)

4Q 2010 Pre-tax Income	$103	$371		$(3)	$34	$42	$552
4Q 2009 Pre-tax Income	$186	$(430)		$0	$35	$5	$(205)

4Q 2010 Adj. Pre-tax Income	$103	$(487)		$(3)	$34	$42	$(311)
4Q 2009 Adj. Pre-tax Income	$186	$(766)		$0	$35	$5	$(541)

U.S. Public Finance Results

The Company’s U.S. public finance insurance business is conducted through its National Public Finance Guarantee Corp. (National) subsidiary. National recorded $103 million of adjusted pre-tax income in the fourth quarter of 2010 compared with $186 million of adjusted pre-tax income in the fourth quarter of 2009. Lower adjusted pre-tax income in the fourth quarter of 2010 resulted from increased loss and loss adjustment expenses as well as declines in premiums earned, fees and reimbursements and net investment income. Despite positive pre-tax income, National’s book value declined in the quarter due to a $138 million unrealized loss on investments recorded directly in Other Comprehensive Income (OCI).

National's insured portfolio generated total premiums earned of $112 million in the fourth quarter of 2010 compared with $137 million in total premiums earned in the fourth quarter of 2009.

Net investment income for National declined 17 percent to $54 million in the fourth quarter of 2010 from $65 million in the comparable period of 2009 due to lower average yields. Over the same period, National’s investment portfolio increased in size by 4 percent, from $5.3 billion at December 31, 2009 to $5.5 billion at December 31, 2010. National’s investment portfolio remains liquid, averaging Double-A credit quality.

National’s loss and loss adjustment expenses totaled $31 million in the fourth quarter, compared with $2 million in the fourth quarter of 2009. Loss and loss adjustment expenses in the fourth quarter of 2010 were driven primarily by a transaction backed by a not-for-profit entity.

National’s amortization of deferred acquisition costs totaled $23 million in the fourth quarter of 2010, down 12 percent from $26 million in the fourth quarter of 2009, reflecting slower amortization and fewer refundings within its insured portfolio in the fourth quarter of 2010 compared with the fourth quarter of 2009. Operating expenses were $17 million in the fourth quarter of 2010, down 11 percent from $19 million in the comparable period of 2009.

As of December 31, 2010, National’s statutory capital was $2.4 billion and its claims-paying resources totaled $5.6 billion.

Structured Finance and International Insurance Results

The Structured Finance and International Insurance business is conducted through MBIA Corp. and its subsidiaries.

The adjusted pre-tax loss for the Structured Finance and International Insurance segment for the fourth quarter of 2010 was $487 million compared with an adjusted pre-tax loss of $766 million in the fourth quarter of 2009. Premiums earned, net investment income, fees and reimbursements, and premiums and fees on insured derivatives totaled $167 million in the fourth quarter of 2010. Losses, credit impairments (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) and loss-related expenses on insured exposures totaled $563 million in the fourth quarter while operating expenses and all other line items in the aggregate had a net $91 million negative impact on the adjusted pre-tax loss.

During the fourth quarter of 2010, the Company increased its expectations for losses on insured exposures in the Structured Finance and International Insurance segment. The following is a summary of all insured portfolio economic loss activity in the fourth quarter. Economic losses for a reporting period represent the change in the Company’s estimate of the present value of expected net future claims payments without regard to the manner in which they are presented in the Company’s financial statements.

4Q 2010 Economic Loss Activity
($ in thousands)	RMBS	ABS CDOs	CMBS	Other	Total
Change in Expected Payments	$457,674	($185,067)	$603,965	$21,967	$898,539
Change in Expected Salvage	(337,008)	2,687	(82)	(1,360)	(335,763)
Total Economic Losses	$120,666	($182,380)	$603,883	$20,607	$562,776

In the fourth quarter, the Company increased its expectations of future losses on RMBS exposures. The Company increased its expectations of future claims payments by $458 million as early stage delinquencies in the underlying mortgage pools did not decline as anticipated during the quarter. However, this increase was partially offset by additional expected recoveries of $337 million, primarily from contractual claims related to ineligible mortgages. The Company’s estimates for expected recoveries related to “putbacks” of ineligible mortgages totaled $2.5 billion as of December 31, 2010. However, based on the Company’s assessment of the strength of its contract claims, the Company believes it is entitled to collect the full amount of its cumulative incurred losses, which totaled $4.4 billion as of December 31, 2010, from those securitization sponsors against whom it is pursuing litigation.

The Company reduced its estimate of economic losses on multi-sector ABS CDOs by $182 million in the fourth quarter, as previously established loss reserves and credit impairments on certain transactions commuted in the quarter exceeded the sum of cash payments made to counterparties in connection with the commutations and all other net adjustments to expected losses on such transactions.

In the fourth quarter of 2010, the Company estimated $604 million of incremental economic losses on certain insured transactions backed by pools of commercial mortgage-backed securities (CMBS). The increase was due to modest deterioration in the performance of the assets underlying these insured transactions and changes in modeling assumptions that resulted in an increase in modeled losses, even though there were relatively few property liquidations and only minor erosion in the deductibles of several pools.

The following is a summary of the $563 million in fourth quarter economic losses categorized on the basis of how they are reflected in the Company’s financial statements:

4Q 2010 Economic Losses
$ in thousands

Change in Expected Payments	$416,879
Change in Insurance Recoveries	(338,061)
Loss & LAE Expense on Policies Subject to Insurance Accounting	78,818

Credit Impairments on Insured VIEs	107,218

Credit Impairments on Insured Credit Derivatives	369,294
LAE on Insured Credit Derivatives	7,446
Credit Impairments and LAE on Insured Credit Derivatives	376,740

Total Economic Losses	$562,776

The $377 million of credit impairments and loss adjustment expenses on insured credit derivatives estimated by the Company in the fourth quarter of 2010 consisted of the previously mentioned $604 million of incremental economic losses on transactions backed by pools of commercial mortgage-backed securities offset by a reduction of approximately $227 million in economic losses on multi-sector ABS CDO transactions, primarily as a result of commutations during the quarter.

In the fourth quarter of 2010, MBIA Corp. paid a total of $290 million in net claims in connection with its second-lien residential mortgage exposures. Net claims on insured RMBS have been trending downward each quarter since peaking at $636 million in the second quarter of 2009.

During the fourth quarter, MBIA Corp. reached agreements with five counterparties for commutations of transactions including multi-sector CDOs, multi-sector CDO-squareds, structured CMBS pools, commercial real estate CDOs and high-yield corporate CDOs. The agreements eliminated $15.7 billion in gross insured exposure. In the first quarter of 2011, MBIA Corp. reached an agreement for the commutation of $3.3 billion of additional gross insured exposure, primarily comprising structured CMBS pools. Since the fourth quarter of 2008, the Company has commuted $28.0 billion of its multi-sector CDO, multi-sector CDO-squared, corporate CDO, CRE CDO and CMBS pool gross insured exposure for payments that were consistent with its aggregate statutory loss reserve for those transactions. The commutations significantly reduce the potential future volatility of the structured finance insured portfolio.

As of December 31, 2010, the Company’s net derivative liability (the cumulative negative mark-to-market) with respect to insured credit derivatives was $4.4 billion for all non-consolidated VIE insured credit derivatives. The Company considers approximately $2.4 billion of the $4.4 billion net derivative liability to be credit impaired. The Company expects the unimpaired portion of the unrealized gains and losses in fair value (marks-to-market) to be reversed prior to or upon the maturities of the insured credit derivatives.

As of December 31, 2010, MBIA Corp.’s statutory balance sheet reflected $3.3 billion in cash and invested assets including $524 million of cash and short-term investments. Cash, short-term investments and other highly liquid investments available to meet liquidity demands totaled $1.2 billion as of December 31, 2010, excluding amounts held by subsidiaries. The Company believes that MBIA Corp.’s liquidity resources will adequately provide for anticipated cash outflows.

MBIA Corp. had statutory capital of $2.7 billion and claims-paying resources totaling $5.2 billion at December 31, 2010.

Advisory Services

The Company’s Advisory Services business is conducted in its Cutwater Asset Management subsidiaries. Cutwater recorded a pre-tax loss of $3 million in the fourth quarter driven by expenses associated with infrastructure enhancements to support its growth plans.

Cutwater’s average assets under management in the fourth quarter were $41.6 billion, down 4 percent from $43.2 billion in the third quarter of 2010 reflecting seasonality in its local government investment pools business and lower balances managed for MBIA Inc. and its subsidiaries. Average assets under management in the fourth quarter comprised $25.4 billion from third-party clients and $16.2 billion managed for MBIA Inc. and its subsidiaries. Third-party average assets under management decreased 4 percent from the third quarter of 2010 and increased 2 percent from the fourth quarter of 2009. For the full year 2010, third-party average assets under management increased 10 percent from 2009.

Corporate Segment

The Corporate segment comprises MBIA Inc.’s holding company activities and certain subsidiaries, including Optinuity Alliance Resources Corp.

The Corporate segment recorded pre-tax income of $34 million in the fourth quarter of 2010 compared with pre-tax income of $35 million in the fourth quarter of 2009. Pre-tax income in the fourth quarters of 2010 and 2009 was driven by positive marks-to-market on outstanding warrants issued on MBIA Inc. common stock.

As of December 31, 2010, the Corporate segment had $358 million in cash and short-term investments.

During the fourth quarter of 2010, the Corporate segment converted the $600 million inter-segment loan it made to the Asset Liability Products segment within Wind-Down Operations in the fourth quarter of 2008 to a capital contribution in settlement of the full outstanding principal balance of the loan. The conversion enhances the liquidity position of the Asset Liability Products segment.

The Company did not repurchase any of its common stock during the fourth quarter. As of December 31, 2010, approximately $73 million of repurchase authorization remained available under the Company's $1.0 billion share buyback program.

Wind-Down Operations

Wind-Down Operations comprise the Company’s Asset Liability Management and Conduit businesses, both of which are in run-off.

Pre-tax income for Wind-Down Operations was $42 million in the fourth quarter of 2010 compared with pre-tax income of $5 million in the fourth quarter of 2009. Pre-tax income in the fourth quarter of 2010 was driven by a $62 million net gain on financial instruments at fair value and foreign exchange resulting primarily from increased values of interest rate swaps not designated as hedges.

This segment repurchased $24 million par amount of medium-term notes at discounts during the fourth quarter, resulting in net gains on the extinguishment of debt that totaled $8 million.

Conference Call

The Company will host a webcast and conference call for investors tomorrow, Wednesday, March 2, 2011 at 8:00 AM (EST) to discuss its fourth quarter and full year 2010 financial results and other matters relating to the Company. The webcast and conference call will consist of brief remarks followed by a question and answer session.

The dial-in number for the call is (877) 694-4769 in the U.S. and (404) 665-9935 from outside the U.S. The conference call code is 38143671. A live webcast of the conference call will also be accessible on www.mbia.com.

A replay of the call will be available approximately two hours after the completion of the call on March 2 until 11:59 p.m. on March 16 by dialing (800) 642-1687 in the U.S. or (706) 645-9291 from outside the U.S. The replay call code is also 38143671. In addition, a recording of the call will be available on the Company's website approximately two hours after the completion of the call.

Forward-Looking Statements

This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks, the possibility that the Company will not realize the estimated amount of the insurance loss recoveries arising from its contractual claims related to ineligible mortgages, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios; the possibility that loss reserve estimates are not adequate to cover potential claims; the Company’s ability to fully implement its Strategic Plan as outlined in the Company’s most recent Annual Report on Form 10-K; the Company’s ability to favorably resolve litigation claims against the Company; an inability to achieve high, stable credit ratings; and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

Explanation of Non-GAAP Financial Measures

The following are explanations of why MBIA believes that the non-GAAP financial measures used in this press release, which serve to supplement GAAP information, are meaningful to investors.

Adjusted Book Value: Adjusted Book Value (“ABV”), a non-GAAP measure, is used by the Company to supplement its analysis of GAAP book value. The Company uses ABV as a measure of fundamental value and considers the change in ABV an important measure of periodic financial performance. ABV adjusts GAAP book value to remove the impact of certain items which the Company believes will reverse over time, as well as to add in the impact of certain items which the Company believes will be realized in GAAP book value in future periods. The Company has limited such adjustments to those items that it deems to be important to fundamental value and performance and which the likelihood and amount can be reasonably estimated. ABV assumes no new business activity. The Company has presented ABV to allow investors and analysts to evaluate the Company using the same measure that MBIA’s management regularly uses to measure financial performance. ABV is not a substitute for and should not be viewed in isolation from GAAP book value.

In the fourth quarter of 2010, after completing a review of the components of ABV, the Company removed the Wind-Down Operations future spread adjustment and the loss provision adjustment. The Wind-Down Operations future spread adjustment adjusted book value to reflect the net present value of asset and liability cash flows within the Company’s Wind-Down Operations assuming that the cash flow profile of the business would remain constant to maturity. The Company believes this adjustment is no longer meaningful in its analysis of the performance and value of the Company as it intends to actively manage the run-off of its wind-down operations, resulting in uncertain future cash flows. The loss provision adjustment to book value represented a formulaic estimate of potential future losses based on the Company’s practice prior to 2009 of recording a general loss reserve for unidentified claims based on 12 percent of net earned premium. While current U.S. GAAP no longer permits such a reserve, the Company maintained this concept in the calculation of ABV to account for a potential level of unknown loss development in future periods. The Company believes this adjustment is no longer meaningful in light of current GAAP for financial guarantee insurance contracts, which requires probability-weighted loss reserves based on all possible outcomes across our entire financial guarantee insurance portfolio, our practice of calculating and including in ABV credit impairments on insured credit derivatives, and the considerable volatility in the Company’s losses over the last several years.

ABV is calculated on a consolidated basis and a segment basis. ABV by segment provides information about each segment’s contribution to consolidated ABV and is calculated using the same formula.

ABV per share represents that amount of ABV allocated to each common share outstanding at the measurement date.

Credit Impairments on Insured Derivatives: Credit impairments on insured derivatives represent the present value of the Company’s estimate of expected future claim payments for such transactions, using a discount rate required by statutory accounting principles. Since the Company’s insured credit derivatives have similar terms, conditions, risks, and economic profiles to its financial guarantee insurance policies, the Company evaluates them for impairment periodically in the same way that it estimates loss and LAE for its financial guarantee insurance policies. Credit impairments on insured derivatives are equal to the Company’s statutory losses for such contracts.

Credit impairments on insured derivatives may differ from the fair values recorded in the Company’s financial statements. The Company expects that the majority of its exposure written in derivative form will not be settled at fair value. The fair value of an insured derivative contract will be influenced by a variety of market and transaction-specific factors that may be unrelated to potential future claim payments. In the absence of credit impairments or the termination of derivatives at losses, the cumulative unrealized losses recorded from fair valuing insured derivatives should reverse before or at the maturity of the contracts. Contracts also may be settled prior to maturity at amounts that may be more or less than their recorded fair values. Those settlements can result in realized gains or losses, and the reversal of unrealized losses. For these reasons, the Company believes its disclosure of credit impairments on insured derivatives provides additional meaningful information to investors about potential realized losses on these contracts.

Adjusted Pre-tax Income: Adjusted pre-tax income, a non-GAAP measure, is used by the Company to supplement its analysis of GAAP pre-tax income. The Company uses adjusted pre-tax income as a measure of fundamental periodic financial performance. Adjusted pre-tax income adjusts GAAP pre-tax income to remove the effects of consolidating insured VIEs and gains and losses related to fair valuing insured credit derivatives, which the Company believes will reverse over time, and adds in changes in the present value of insurance claims the Company expects to pay on insured credit derivatives based on its ongoing insurance loss monitoring.

MBIA INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2010	December 31, 2009
Assets
Investments:
Fixed-maturity securities held as available-for-sale, at fair value (amortized cost
$9,597,732 and $10,366,737)(includes hybrid financial instruments
at fair value $0 and $30,690)	$9,020,928	$9,330,413
Fixed-maturity securities at fair value	25,041	-
Investments pledged as collateral, at fair value (amortized cost $547,800 and $587,648)	551,688	557,245
Short-term investments held as available for sale, at fair value (amortized
cost $2,072,955 and $2,696,724)	2,070,320	2,688,208
Other investments (includes investments at fair value of $256,820 and $252,608)	258,981	255,491
Total investments	11,926,958	12,831,357
Cash and cash equivalents	365,841	803,243
Accrued investment income	95,320	94,821
Premiums receivable	1,589,005	2,020,619
Deferred acquisition costs	412,001	469,550
Prepaid reinsurance premiums	97,270	357,773
Insurance loss recoverable	2,531,494	2,444,754
Reinsurance recoverable on paid and unpaid losses	15,111	61,996
Goodwill	31,371	31,371
Property and equipment, at cost (less accumulated depreciation of $135,127 and $139,076)	71,385	76,834
Receivable for investments sold	7,948	18,088
Derivative assets	3,780	865,708
Current income taxes	41,388	545,883
Deferred income taxes, net	907,531	716,615
Other assets	45,195	50,448
Assets of consolidated VIEs:
Cash	763,891	-
Investments held-to-maturity, at amortized cost (fair value $3,908,991 and $2,800,400)	4,187,644	3,131,765
Fixed-maturity securities held as available-for-sale, at fair value
(amortized cost $188,937 and $754,096)	189,554	516,369
Fixed-maturity securities at fair value	5,240,742	128,112
Loans receivable at fair value	2,183,364	481,622
Loan repurchase commitments	835,047	-
Derivative assets	699,072	-
Other assets	38,099	53,844
Total assets	$32,279,011	$25,700,772
Liabilities and Equity
Liabilities:
Unearned premium revenue	$4,145,234	$4,955,256
Loss and loss adjustment expense reserves	1,129,358	1,580,021
Reinsurance premiums payable	71,151	239,154
Investment agreements	2,005,326	2,725,958
Medium-term notes (includes financial instruments carried at
fair value $116,310 and $109,768)	1,739,507	2,285,047
Securities sold under agreements to repurchase	470,570	501,871
Short-term debt	64,768	18,112
Long-term debt	1,850,532	2,223,536
Deferred fee revenue	9,995	11,061
Payable for investments purchased	2,173	15,780
Derivative liabilities	4,616,509	4,593,760
Other liabilities	272,391	304,066
Liabilities of consolidated VIEs:
Variable interest entity notes (includes financial instruments carried
at fair value $6,679,982 and $0)	10,589,989	3,179,712
Long-term debt	360,000	433,132
Derivative liabilities	2,104,242	9,104
Other liabilities	968	18,326
Total liabilities	29,432,713	23,093,896
Equity:
Common stock	274,720	274,827
Additional paid-in capital	3,063,914	3,057,733
Retained earnings	2,123,566	2,393,282
Accumulated other comprehensive loss	(405,484)	(940,871)
Treasury stock	(2,224,577)	(2,194,873)
Total shareholders' equity of MBIA Inc.	2,832,139	2,590,098
Preferred stock of subsidiary	14,159	16,778
Total equity	2,846,298	2,606,876
Total liabilities and equity	$32,279,011	$25,700,772

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(in thousands)

		Structured
	U.S.	Finance and
Three Months Ended December 31, 2010	Public Finance	International	Advisory		Wind-down		Intercompany
	Insurance	Insurance	Services	Corporate	Operations	Subtotal	Eliminations	Consolidated
Revenues:
Premiums earned:
Scheduled premiums earned	$79,748	$56,758	$-	$-	$-	$136,506	$(18,697)	$117,809
Refunding premiums earned	32,146	413	-	-	-	32,559	(5,825)	26,734
Total premiums earned	111,894	57,171	-	-	-	169,065	(24,522)	144,543

Net investment income	54,192	36,496	24	3,809	22,011	116,532	(1,135)	115,397
Fees and reimbursements	2,179	29,975	17,590	18,088	-	67,832	(56,272)	11,560

Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	122	(616,394)	-	-	-	(616,272)	(20)	(616,292)
Unrealized gains on insured derivatives	43	1,110,443	-	-	-	1,110,486	-	1,110,486
Net change in fair value of insured derivatives	165	494,049	-	-	-	494,214	(20)	494,194

Net gains on financial instruments at fair value
and foreign exchange	5,883	4,466	49	51,079	61,918	123,395	-	123,395
Net investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(498)	-	-	(18,616)	(19,114)	-	(19,114)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(898)	-	-	(1,064)	(1,962)	-	(1,962)
Net investment losses related to other-than-temporary
impairments	-	(1,396)	-	-	(19,680)	(21,076)	-	(21,076)
Net gains (losses) on extinguishment of debt	-	-	-	(77)	8,009	7,932	-	7,932
Other net realized gains	-	10,084	-	-	497	10,581	-	10,581
Revenues of consolidated VIEs:
Net investment income	-	20,674	-	-	3,609	24,283	-	24,283
Net gains (losses) on financial instruments at fair value
and foreign exchange	-	(66,116)	-	-	8,913	(57,203)	4,806	(52,397)
Net investment losses related to other-than-temporary
impairments:
Investment losses related to other-than-temporary impairments	-	-	-	-	-	-	-	-
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	-	-	-	-	-	-	-
Net investment losses related to other-than-temporary
impairments	-	-	-	-	-	-	-	-
Net gains on extinguishment of debt	-	-	-	-	7,375	7,375	-	7,375
Other net realized losses	-	(1,881)	-	-	-	(1,881)	-	(1,881)

Total revenues	174,313	583,522	17,663	72,899	92,652	941,049	(77,143)	863,906

Expenses:
Losses and loss adjustment	30,778	78,818	-	-	-	109,596	-	109,596
Amortization of deferred acquisition costs	23,206	37,826	-	-	-	61,032	(44,927)	16,105
Operating	17,001	39,341	20,729	23,284	2,805	103,160	(21,559)	81,601
Interest	-	33,540	-	16,080	41,025	90,645	(11,913)	78,732
Expenses of consolidated VIEs:
Operating	-	12,531	-	-	1,794	14,325	(4,224)	10,101
Interest	-	10,361	-	-	5,061	15,422	-	15,422

Total expenses	70,985	212,417	20,729	39,364	50,685	394,180	(82,623)	311,557

Pre-tax income (loss)	$103,328	$371,105	$(3,066)	$33,535	$41,967	$546,869	$5,480	552,349

Provision for income taxes								101,502

Net income								450,847

Preferred stock dividends of subsidiary								-

Net income available to common shareholders								$450,847

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(in thousands)

		Structured
	U.S.	Finance and
Three Months Ended December 31, 2009	Public Finance	International	Advisory		Wind-down		Intercompany
	Insurance	Insurance	Services	Corporate	Operations	Subtotal	Eliminations	Consolidated
Revenues:
Premiums earned:
Scheduled premiums earned	$95,066	$49,226	$-	$-	$-	$144,292	$(27,596)	$116,696
Refunding premiums earned	41,949	8,191	-	-	-	50,140	(8,365)	41,775
Total premiums earned	137,015	57,417	-	-	-	194,432	(35,961)	158,471

Net investment income	65,075	28,524	26	5,669	36,296	135,590	(12,967)	122,623
Fees and reimbursements	13,990	101,224	15,413	-	1	130,628	(40,455)	90,173

Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	543	(200,181)	-	-	-	(199,638)	-	(199,638)
Unrealized gains on insured derivatives	35	427,649	-	-	-	427,684	-	427,684
Net change in fair value of insured derivatives	578	227,468	-	-	-	228,046	-	228,046

Net gains (losses) on financial instruments at fair value
and foreign exchange	16,534	(1,480)	281	48,128	34,747	98,210	-	98,210
Net investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(6,383)	-	-	(10,414)	(16,797)	-	(16,797)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(3,041)	-	-	(6,371)	(9,412)	-	(9,412)
Net investment losses related to other-than-temporary
impairments	-	(9,424)	-	-	(16,785)	(26,209)	-	(26,209)
Net gains (losses) on extinguishment of debt	-	(30)	-	1,159	617	1,746	(12)	1,734
Other net realized losses	-	(36,779)	-	(1)	(318)	(37,098)	-	(37,098)
Revenues of consolidated VIEs:
Net investment income	-	3,370	-	-	4,508	7,878	-	7,878
Net losses on financial instruments at fair value
and foreign exchange	-	(1,382)	-	-	(314)	(1,696)	-	(1,696)
Net investment losses related to other-than-temporary
impairments:
Investment losses related to other-than-temporary impairments	-	(2,385)	-	-	1	(2,384)	-	(2,384)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	355	-	-	(2,068)	(1,713)	-	(1,713)
Net investment losses related to other-than-temporary
impairments	-	(2,030)	-	-	(2,067)	(4,097)	-	(4,097)
Net gains on extinguishment of debt	-	-	-	-	14,628	14,628	-	14,628
Other net realized gains (losses)	-	-	-	-	-	-	-	-

Total revenues	233,192	366,878	15,720	54,955	71,313	742,058	(89,395)	652,663

Expenses:
Losses and loss adjustment	2,195	658,768	-	-	-	660,963	-	660,963
Amortization of deferred acquisition costs	26,275	47,650	-	-	-	73,925	(58,845)	15,080
Operating	19,024	29,407	15,243	3,388	5,544	72,606	(6,115)	66,491
Interest	-	34,994	-	16,814	56,974	108,782	(22,436)	86,346
Expenses of consolidated VIEs:
Operating	-	59	-	-	764	823	(685)	138
Interest	-	25,846	-	-	2,947	28,793	-	28,793

Total expenses	47,494	796,724	15,243	20,202	66,229	945,892	(88,081)	857,811

Pre-tax income (loss)	$185,698	$(429,846)	$477	$34,753	$5,084	$(203,834)	$(1,314)	(205,148)

Provision for income taxes								34,921

Net loss								(240,069)

Preferred stock dividends of subsidiary								339

Net loss available to common shareholders								$(240,408)

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(in thousands)

		Structured
	U.S.	Finance and
Twelve Months Ended December 31, 2010	Public Finance	International	Advisory		Wind-down		Intercompany
	Insurance	Insurance	Services	Corporate	Operations	Subtotal	Eliminations	Consolidated
Revenues:
Premiums earned:
Scheduled premiums earned	$335,414	$247,123	$-	$-	$-	$582,537	$(78,623)	$503,914
Refunding premiums earned	110,229	4,300	-	-	-	114,529	(24,226)	90,303
Total premiums earned	445,643	251,423	-	-	-	697,066	(102,849)	594,217

Net investment income	230,240	124,710	90	15,441	94,480	464,961	(7,653)	457,308
Fees and reimbursements	21,863	204,319	67,947	83,239	-	377,368	(217,475)	159,893

Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	482	(162,791)	-	-	-	(162,309)	(20)	(162,329)
Unrealized losses on insured derivatives	(13)	(606,839)	-	-	-	(606,852)	-	(606,852)
Net change in fair value of insured derivatives	469	(769,630)	-	-	-	(769,161)	(20)	(769,181)

Net gains (losses) on financial instruments at fair value
and foreign exchange	54,643	135,221	2,182	(28,355)	(75,975)	87,716	-	87,716
Net investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(856)	-	-	(205,503)	(206,359)	-	(206,359)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(4,499)	-	-	146,678	142,179	-	142,179
Net investment losses related to other-than-temporary
impairments	-	(5,355)	-	-	(58,825)	(64,180)	-	(64,180)
Net gains (losses) on extinguishment of debt	-	-	-	(404)	35,934	35,530	-	35,530
Other net realized gains (losses)	(101)	28,609	(137)	(1)	475	28,845	-	28,845
Revenues of consolidated VIEs:
Net investment income	-	52,562	-	-	20,048	72,610	-	72,610
Net gains on financial instruments at fair value
and foreign exchange	-	269,707	-	-	50,768	320,475	21,630	342,105
Net investment losses related to other-than-temporary
impairments:
Investment losses related to other-than-temporary impairments	-	-	-	-	-	-	-	-
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	-	-	-	-	-	-	-
Net investment losses related to other-than-temporary
impairments	-	-	-	-	-	-	-	-
Net gains on extinguishment of debt	-	-	-	-	25,060	25,060	-	25,060
Other net realized losses	-	(76,125)	-	-	-	(76,125)	-	(76,125)

Total revenues	752,757	215,441	70,082	69,920	91,965	1,200,165	(306,367)	893,798

Expenses:
Losses and loss adjustment	72,522	159,422	-	-	-	231,944	-	231,944
Amortization of deferred acquisition costs	86,041	149,822	-	-	-	235,863	(177,296)	58,567
Operating	63,769	132,915	70,918	102,389	13,338	383,329	(92,851)	290,478
Interest	-	135,953	-	65,361	175,375	376,689	(51,761)	324,928
Expenses of consolidated VIEs:
Operating	-	26,538	-	-	3,301	29,839	(5,834)	24,005
Interest	-	42,063	-	-	17,041	59,104	-	59,104

Total expenses	222,332	646,713	70,918	167,750	209,055	1,316,768	(327,742)	989,026

Pre-tax income (loss)	$530,425	$(431,272)	$(836)	$(97,830)	$(117,090)	$(116,603)	$21,375	(95,228)

Benefit for income taxes								(147,757)

Net income								52,529

Preferred stock dividends of subsidiary								-

Net income available to common shareholders								$52,529

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
(in thousands)

		Structured
	U.S.	Finance and
Twelve Months Ended December 31, 2009	Public Finance	International	Advisory		Wind-down		Intercompany
	Insurance	Insurance	Services	Corporate	Operations	Subtotal	Eliminations	Consolidated
Revenues:
Premiums earned:
Scheduled premiums earned	$409,101	$322,554	$-	$-	$-	$731,655	$(122,444)	$609,211
Refunding premiums earned	153,618	10,369	-	-	-	163,987	(26,862)	137,125
Total premiums earned	562,719	332,923	-	-	-	895,642	(149,306)	746,336

Net investment income	217,116	220,801	48	22,919	188,634	649,518	(82,066)	567,452
Fees and reimbursements	15,568	234,121	54,313	-	1,440	305,442	(159,952)	145,490

Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	929	(167,031)	-	-	-	(166,102)	-	(166,102)
Unrealized gains (losses) on insured derivatives	(143)	1,650,588	-	-	-	1,650,445	-	1,650,445
Net change in fair value of insured derivatives	786	1,483,557	-	-	-	1,484,343	-	1,484,343

Net gains (losses) on financial instruments at fair value
and foreign exchange	23,223	59,592	(245)	(3,012)	145,770	225,328	-	225,328
Net investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(6,383)	-	-	(524,477)	(530,860)	-	(530,860)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(3,041)	-	-	172,826	169,785	-	169,785
Net investment losses related to other-than-temporary
impairments	-	(9,424)	-	-	(351,651)	(361,075)	-	(361,075)
Net gains on extinguishment of debt	-	13,517	-	3,701	203,072	220,290	5,146	225,436
Other net realized gains (losses)	-	(64,679)	-	(2)	4,184	(60,497)	-	(60,497)
Revenues of consolidated VIEs:
Net investment income	-	66,408	-	-	21,606	88,014	-	88,014
Net gains (losses) on financial instruments at fair value
and foreign exchange	-	9,459	-	-	(13,382)	(3,923)	-	(3,923)
Net investment losses related to other-than-temporary
impairments:
Investment losses related to other-than-temporary impairments	-	(263,517)	-	-	(11,305)	(274,822)	-	(274,822)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	170,724	-	-	(2,068)	168,656	-	168,656
Net investment losses related to other-than-temporary
impairments	-	(92,793)	-	-	(13,373)	(106,166)	-	(106,166)
Net gains on extinguishment of debt	-	-	-	-	44,023	44,023	-	44,023
Other net realized losses	-	(40,740)	-	-	-	(40,740)	-	(40,740)

Total revenues	819,412	2,212,742	54,116	23,606	230,323	3,340,199	(386,178)	2,954,021

Expenses:
Losses and loss adjustment	93,901	770,236	-	-	-	864,137	-	864,137
Amortization of deferred acquisition costs	116,130	216,477	-	-	-	332,607	(250,864)	81,743
Operating	58,403	178,139	48,673	24,373	34,160	343,748	(28,231)	315,517
Interest	-	137,094	-	68,949	274,116	480,159	(106,008)	374,151
Expenses of consolidated VIEs:
Operating	-	300	-	-	3,706	4,006	(3,291)	715
Interest	-	86,907	-	-	13,970	100,877	-	100,877

Total expenses	268,434	1,389,153	48,673	93,322	325,952	2,125,534	(388,394)	1,737,140

Pre-tax income (loss)	$550,978	$823,589	$5,443	$(69,716)	$(95,629)	$1,214,665	$2,216	1,216,881

Provision for income taxes								582,821

Net income								634,060

Preferred stock dividends of subsidiary								10,823

Net income available to common shareholders								$623,237

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME
(in thousands)

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory		Wind-Down	Intercompany
Three months ended December 31, 2010	Insurance	Insurance	Services	Corporate	Operations	Eliminations	Consolidated

Revenues:
Net premiums earned	111,894	60,965	-	-	-	(24,522)	148,337
Net investment income	54,192	44,539	24	3,809	22,011	(872)	123,703
Fees and reimbursements	2,179	29,975	17,590	18,088	-	(53,053)	14,779
Premiums and fees on insured derivatives	122	31,537	-	-	-	(20)	31,639
Net gains on financial instruments at fair
value and foreign exchange	5,883	5,571	49	51,079	61,918	-	124,500
Net investment losses related to other-than-temporary
impairments	-	(1,396)	-	-	(19,680)	-	(21,076)
Net gains (losses) on extinguishment of debt	-	-	-	(77)	8,009	-	7,932
Other net realized gains	-	10,084	-	-	497	-	10,581
VIE Revenues	-	-	-	-	19,897	-	19,897

Total revenues	174,270	181,275	17,663	72,899	92,652	(78,467)	460,292

Expenses:
Losses and loss adjustment	30,778	186,036	-	-	-	-	216,814
Insured credit derivative impairments	-	369,294	-	-	-	-	369,294
Amortization of deferred acquisition costs	23,206	39,901	-	-	-	(44,927)	18,180
Operating	17,001	39,341	20,729	23,284	2,805	(21,559)	81,601
Interest	-	33,540	-	16,080	41,025	(11,913)	78,732
VIE expenses	-	-	-	-	6,855	(266)	6,589

Total expenses	70,985	668,112	20,729	39,364	50,685	(78,665)	771,210

Adjusted pre-tax income (loss)	103,285	(486,837)	(3,066)	33,535	41,967	198	(310,918)

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	71,071	-	-	-	5,282	76,353
Mark-to-market on insured credit derivatives	43	1,065,277	-	-	-	-	1,065,320

Subtractions from adjusted pre-tax income (loss):
Impairments on insured credit derivatives	-	278,406	-	-	-	-	278,406

GAAP pre-tax income (loss)	103,328	371,105	(3,066)	33,535	41,967	5,480	552,349

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory		Wind-Down	Intercompany
Three months ended December 31, 2009	Insurance	Insurance	Services	Corporate	Operations	Eliminations	Consolidated

Revenues:
Net premiums earned	137,015	57,451	-	-	-	(35,961)	158,505
Net investment income	65,075	28,524	26	5,669	36,296	(12,967)	122,623
Fees and reimbursements	13,990	101,183	15,413	-	1	(40,455)	90,132
Premiums and fees on insured derivatives	543	29,364	-	-	-	-	29,907
Net gains (losses) on financial instruments at fair
value and foreign exchange	16,534	(1,480)	281	48,128	34,747	-	98,210
Net investment losses related to other-than-temporary
impairments	-	(9,998)	-	-	(16,785)	-	(26,783)
Net gains on extinguishment of debt	-	(30)	-	1,159	617	(12)	1,734
Other net realized losses	-	(36,779)	-	(1)	(318)	-	(37,098)
VIE Revenues	-	-	-	-	16,755	-	16,755

Total revenues	233,157	168,235	15,720	54,955	71,313	(89,395)	453,985

Expenses:
Losses and loss adjustment	2,195	678,988	-	-	-	-	681,183
Insured credit derivative impairments	-	142,866	-	-	-	-	142,866
Amortization of deferred acquisition costs	26,275	47,650	-	-	-	(58,845)	15,080
Operating	19,024	29,407	15,243	3,388	5,544	(6,115)	66,491
Interest	-	34,994	-	16,814	56,974	(22,436)	86,346
VIE expenses	-	-	-	-	3,711	(685)	3,026

Total expenses	47,494	933,905	15,243	20,202	66,229	(88,081)	994,992

Adjusted pre-tax income (loss)	185,663	(765,670)	477	34,753	5,084	(1,314)	(541,007)

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	(5,146)	-	-	-	-	(5,146)
Mark-to-market on insured credit derivatives	35	427,649	-	-	-	-	427,684

Subtractions from adjusted pre-tax income (loss):
Impairments on insured credit derivatives	-	86,679	-	-	-	-	86,679

GAAP pre-tax income (loss)	185,698	(429,846)	477	34,753	5,084	(1,314)	(205,148)

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME
(in thousands)

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory		Wind-Down	Intercompany
Twelve months ended December 31, 2010	Insurance	Insurance	Services	Corporate	Operations	Eliminations	Consolidated

Revenues:
Net premiums earned	445,643	291,850	-	-	-	(102,849)	634,644
Net investment income	230,240	170,204	90	15,441	94,480	(6,461)	503,994
Fees and reimbursements	21,863	204,319	67,947	83,239	-	(213,936)	163,432
Premiums and fees on insured derivatives	482	297,862	-	-	-	(20)	298,324
Net gains (losses) on financial instruments at fair
value and foreign exchange	54,643	162,534	2,182	(28,355)	(75,975)	-	115,029
Net investment losses related to other-than-temporary
impairments	-	(5,355)	-	-	(58,825)	-	(64,180)
Net gains (losses) on extinguishment of debt	-	-	-	(404)	35,934	-	35,530
Other net realized gains (losses)	(101)	28,609	(137)	(1)	475	-	28,845
VIE Revenues	-	-	-	-	95,876	-	95,876

Total revenues	752,770	1,150,023	70,082	69,920	91,965	(323,266)	1,811,494

Expenses:
Losses and loss adjustment	72,522	238,021	-	-	-	-	310,543
Insured credit derivative impairments	-	1,177,546	-	-	-	-	1,177,546
Amortization of deferred acquisition costs	86,041	157,388	-	-	-	(177,296)	66,133
Operating	63,769	132,915	70,918	102,389	13,338	(92,851)	290,478
Interest	-	135,953	-	65,361	175,375	(51,761)	324,928
VIE expenses	-	-	-	-	20,342	(1,555)	18,787

Total expenses	222,332	1,841,823	70,918	167,750	209,055	(323,463)	2,188,415

Adjusted pre-tax income (loss)	530,438	(691,800)	(836)	(97,830)	(117,090)	197	(376,921)

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	221,897	-	-	-	21,178	243,075
Mark-to-market on insured credit derivatives	(13)	(679,101)	-	-	-	-	(679,114)

Subtractions from adjusted pre-tax income (loss):
Impairments on insured credit derivatives	-	(717,732)	-	-	-	-	(717,732)

GAAP pre-tax income (loss)	530,425	(431,272)	(836)	(97,830)	(117,090)	21,375	(95,228)

		Structured
	U.S. Public	Finance and
	Finance	International	Advisory		Wind-Down	Intercompany
Twelve months ended December 31, 2009	Insurance	Insurance	Services	Corporate	Operations	Eliminations	Consolidated

Revenues:
Net premiums earned	562,719	333,085	-	-	-	(149,306)	746,498
Net investment income	217,116	220,907	48	22,919	188,634	(82,066)	567,558
Fees and reimbursements	15,568	234,121	54,313	-	1,440	(159,952)	145,490
Premiums and fees on insured derivatives	929	122,482	-	-	-	-	123,411
Net gains (losses) on financial instruments at fair
value and foreign exchange	23,223	59,592	(245)	(3,012)	145,770	-	225,328
Net investment losses related to other-than-temporary
impairments	-	(94,543)	-	-	(351,651)	-	(446,194)
Net gains on extinguishment of debt	-	13,517	-	3,701	203,072	5,146	225,436
Other net realized gains (losses)	-	(64,679)	-	(2)	4,184	-	(60,497)
VIE Revenues	-	-	-	-	38,874	-	38,874

Total revenues	819,555	824,482	54,116	23,606	230,323	(386,178)	1,565,904

Expenses:
Losses and loss adjustment	93,901	785,893	-	-	-	-	879,794
Insured credit derivative impairments	-	777,411	-	-	-	-	777,411
Amortization of deferred acquisition costs	116,130	216,477	-	-	-	(250,864)	81,743
Operating	58,403	178,139	48,673	24,373	34,160	(28,231)	315,517
Interest	-	137,094	-	68,949	274,116	(106,008)	374,151
VIE expenses	-	-	-	-	17,676	(3,291)	14,385

Total expenses	268,434	2,095,014	48,673	93,322	325,952	(388,394)	2,443,001

Adjusted pre-tax income (loss)	551,121	(1,270,532)	5,443	(69,716)	(95,629)	2,216	(877,097)

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	(44,365)	-	-	-	-	(44,365)
Mark-to-market on insured credit derivatives	(143)	1,650,588	-	-	-	-	1,650,445

Subtractions from adjusted pre-tax income (loss):
Impairments on insured credit derivatives	-	(487,898)	-	-	-	-	(487,898)

GAAP pre-tax income (loss)	550,978	823,589	5,443	(69,716)	(95,629)	2,216	1,216,881

MBIA INC. AND SUBSIDIARIES

Components of Adjusted Book Value per Share

		December 31, 2010
			Structured
		U.S. Public	Finance and
		Finance	International	Advisory		Wind-down
		Insurance	Insurance	Services	Corporate	Operations	Consolidated

Reported Book Value		$15.48	$6.17	$0.14	($4.15)	($3.46)	$14.18

Plus:	Cumulative unrealized loss on insured
	credit derivatives, after tax	0.00	14.58	0.00	0.00	0.00	14.58

Less:	Cumulative impairments on insured
	credit derivatives, after tax (1)	0.00	(8.69)	0.00	0.00	0.00	(8.69)

Reverse:	Unrealized (gains) losses included in OCI	0.21	(0.03)	0.00	0.01	2.08	2.27

Reverse:	Impact of consolidating certain VIEs (2)	0.00	0.50	0.00	0.00	0.00	0.50

Plus:	Net unearned premium revenue, after tax (1) (3)	7.54	6.43	0.00	0.00	0.00	13.97

Adjusted Book Value (4)		$23.23	$18.96	$0.14	($4.14)	($1.38)	$36.81

		December 31, 2009
			Structured
		U.S. Public	Finance and
		Finance	International	Advisory		Wind-down
		Insurance	Insurance	Services	Corporate	Operations	Consolidated

Reported Book Value		$13.52	$7.75	$0.37	($1.02)	($7.96)	$12.66

Plus:	Cumulative unrealized loss on insured
	credit derivatives, after tax	0.00	12.09	0.00	0.00	0.00	12.09

Less:	Cumulative impairments on insured
	credit derivatives, after tax (1)	0.00	(5.89)	0.00	0.00	0.00	(5.89)

Reverse:	Unrealized (gains) losses included in OCI	(0.05)	1.03	0.00	0.00	4.08	5.06

Plus:	Net unearned premium revenue, after tax (1) (3)	8.32	6.70	0.00	0.00	0.00	15.02

Adjusted Book Value (4)		$21.79	$21.68	$0.37	($1.02)	($3.88)	$38.94
(1)	At December 31, 2010 and December 31, 2009 the discount rate on Financial Guarantee installment premiums was the risk-free rate as defined by accounting principles for Financial Guarantee insurance contracts and the discount rate was 5.00% on Insured Derivative installment revenue and impairments.
(2)	Represents the impact on consolidated total equity of VIEs that are not considered a business enterprise of the Company.
(3)	The amounts consist of Financial Guarantee premiums, Insured Derivative revenue and deferred commitment/structuring fees, net of deferred acquisition costs.
(4)	A non-GAAP measure.

Net Income (Loss) per Common Share:

		Three Months Ended		Twelve Months Ended
		December 31		December 31
		2010	2009	2010	2009
	Basic	$2.25	($1.16)	$0.26	$2.99
	Diluted	$2.24	($1.16)	$0.26	$2.99

Weighted-Average Number of Common Shares Outstanding:

	Basic	199,987,373	207,756,174	202,421,433	208,156,622
	Diluted	200,848,214	207,756,174	203,021,134	208,156,622

INSURANCE OPERATIONS

Selected Financial Data Computed on a Statutory Basis
(dollars in millions)

National Public Finance Guarantee Corporation

	December 31, 2010	December 31, 2009 (6)

Policyholders' surplus	$ 907.7	$ 591.2
Contingency reserve	1,473.5	1,403.9

Statutory capital	2,381.2	1,995.1

Unearned premium reserve	2,872.6	3,125.5
Present value of installment premiums (1)	282.1	270.3

Premium resources (2)	3,154.7	3,395.8

Loss and loss adjustment expense reserves (1)	95.9	136.0

Total claims-paying resources	$ 5,631.8	$ 5,526.9

Gross debt service outstanding	$777,365.9	$865,328.0

Capital ratio (3)	326:1	434:1

Claims-paying ratio (4)	172:1	199:1

MBIA Insurance Corporation
	December 31, 2010	December 31, 2009 (6)

Policyholders' surplus	$ 1,074.7	$ 1,885.1
Contingency reserve	1,655.7	1,447.7

Statutory capital	2,730.4	3,332.8

Unearned premium reserve	703.1	726.1
Present value of installment premiums (5)	1,655.0	1,739.5

Premium resources (2)	2,358.1	2,465.6

Loss and loss adjustment expense reserves (5)	155.3	561.0

Total claims-paying resources	$ 5,243.8	$ 6,359.4

Gross debt service outstanding	$247,665.2	$300,864.7

Capital ratio (3)	91:1	90:1

Claims-paying ratio (4)	56:1	55:1

(1)	At December 31, 2010 and December 31, 2009 the discount rates were 4.19% and 5.09%, respectively.
(2)	The amounts consist of Financial Guarantee premiums and Insured Derivative premiums.
(3)	Gross debt service outstanding divided by statutory capital.
(4)	Gross debt service outstanding divided by the sum of statutory capital, unearned premium reserve (after-tax), present value of installment premiums (after-tax) and loss and loss adjustment expense.
(5)	At December 31, 2010 and December 31, 2009 the discount rates were 5.93% and 6.51%, respectively.
(6)	Changed as a result of certain updates described in the Company’s Current Report on Form 8-K filed on June 4, 2010.

CONTACT:
MBIA Inc.
Media:
Kevin Brown, +1-914-765-3648
Elizabeth James, +1-914-765-3889
or
Investor Relations:
Greg Diamond, +1-914-765-3190